                                                                      EXHIBIT 7B


                                PROMISSORY NOTE

$500,000.00                                           Dallas, Texas
February 18, 1998


         FOR VALUE RECEIVED, the undersigned, Asesoria Garza Jasso, S.C., a Mexican entity ("Maker"), promises to pay to the order of Jorn Budde ("Payee"), the principal sum of Five Hundered Thousand Dollars ($500,000.00), payable as provided herein, plus accrued interest on the outstanding principal balance, at a rate of nine percent (9%) per annum as herein specified.

         The principal plus accrued interest thereon shall be due and payable by the Maker to the Payee on the earlier of (a) February 18, 1999 or (b) any sale of the Shares. Principal and accrued interest under this Note, or any portion thereof, may be prepaid without penalty. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance of any such payments or prepayments shall be applied to outstanding principal in the order of maturity.

         Not withstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any interest in excess of such maximum rate is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this transaction giving rise to the execution hereof, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate of interest permitted by applicable law shall be deemed, charged, required or permitted by a court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

         This Note is secured by a pledge agreement dated February 18, 1998, executed by the undersigned in favor of the holder hereto, covering 200,000 shares of Common Stock of The UniMark Group, Inc. (the "Collateral").

         This Note is issued and delivered under and is subject to the terms and provisions of that certain initial Stock Purchase Agreement (the "Purchase Agreement") dated February 18, 1998, by and among maker and Payee.

         Maker, and any endorser or guarantors of this Note and all other persons who may become liable for all or any part of the obligations represented by this Note, severally waive presentment for payment, protest, notice of protest and of nonpayment, notice of intention to accelerate, and notice of acceleration.

         In the event of default by Maker in the payment of any part of the principal or interest on this Note when due and the continuance thereof for ten
(10) days following Maker's receipt of written notice of such default, the entire unpaid balance of principal and accrued interest on this Note shall, at the option of the holder hereof, become immediately due and payable.
Failure by the holder to exercise any option upon one (1) default will not constitute a waiver thereof or the waiver of the right to exercise such option in the event of a subsequent default. If after default this Note is placed in the hands of an attorney for collection or is collected through judicial proceedings, Maker shall pay, in addition to the sums referred to above, a reasonable sum as collection or attorneys' fees and all other costs incurred by the holder in collection of the unpaid amounts due hereunder.

         This note is made and is performable in Argyle, Denton County,Texas, and Maker waives the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the 18th day of February, 1998.


                                        MAKER:

                                        Asesoria Garza Jasso, S.C.
                                        A Mexican entity

                                        By:  /s/ Rafael Vaquero Bazan
                                            -----------------------------------
                                             Name:   Rafael Vaquero Bazan
                                                     An Authorized Officer

Payment of the preceding promissory note is personally guaranteed by the undersigned.


 /s/ Rafael Vaquero Bazan                         /s/ Lorenzo Zambrano Trevino
-----------------------------------              -----------------------------------
Rafael Vaquero Bazan                             Lorenzo Zambrano Trevino

 /s/ Eduardo Vaquero Bazan                        /s/ Rafael J. Fco. Hernandez
-----------------------------------              -----------------------------------
Eduardo Vaquero Bazan                            Rafael J. Fco. Hernandez

 /s/ Carlos Vaquero Bazan                         /s/ Jorge Gutierrez Welsh
-----------------------------------              -----------------------------------
Carlos Vaquero Bazan                             Jorge Gutierrez Welsh

 /s/ Pedro Vaquero Bazan                          /s/ Pedro Garza Salazar
-----------------------------------              -----------------------------------
Pedro Vaquero Bazan                              Pedro Garza Salazar

 /s/ Pedro Vaquero Garcia                         /s/ Pedro Villareal Lozano
-----------------------------------              -----------------------------------
Pedro Vaquero Garcia                             Pedro Villareal Lozano

 /s/ Jose Ma. Martinez Brohez
-----------------------------------
Jose Ma. Martinez Brohez

 /s/ Frederico Martinez Brohez
-----------------------------------
Frederico Martinez Brohez

 /s/ Jorge Martinez Brohez
-----------------------------------
Jorge Martinez Brohez

 /s/ Fernando Camacho Casas
-----------------------------------
Fernando Camacho Casas

 /s/ Enrique Portilla
-----------------------------------
Enrique Portilla

 /s/ Francisco Domenech Tarrago
-----------------------------------
Francisco Domenech Tarrago

 /s/ Dr. David Madero Gonzalez
-----------------------------------
Dr. David Madero Gonzalez

 /s/ Pedro Pierter Villarreal
-----------------------------------
Pedro Pierter Villarreal